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As filed with the Securities and Exchange Commission on November 3, 2004.

Registration Number 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENCISION INC.
(Exact name of Registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-1162056 (IRS Employer Identification No.)

6797 Winchester Circle Boulder, Colorado (Address of Principal Executive Offices)	80301 (Zip Code)

Electroscope Inc. 1997 Stock Option Plan
(Full title of the plan)

Marcia McHaffie
Controller and Corporate Secretary
Encision Inc.
6797 Winchester Circle
Boulder, Colorado 80301
(Name and address of agent for service)

303-444-2600
(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of securities To be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock	400,000 shares	$2.77(2)	$1,109,065(3)	$140.52

1
Such shares are in addition to the 800,000 shares of common stock registered by the Company on Registration Statement No. 333-37323.

2
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h)(1), based on (i) $2.86, the weighted average of the exercise prices (ranging from $2.70 to $3.75) of 247,532 options outstanding under the 1997 Stock Option Plan, and (ii) $2.625, the average of the high and low prices of the Registrant's Common Stock as reported on the American Stock Exchange on October 27, 2004.

Explanatory Note

        On July 24, 2002, and August 16, 2004, the shareholders of Encision Inc. (the "Company") approved amendments to the Company's 1997 Stock Option Plan, which increased the number of shares reserved for issuance under the Plan by an aggregate of 400,000 shares. The purpose of this Registration Statement is to register such additional shares for issuance under the Plan. Therefore, pursuant to General Instruction E of Form S-8, the Registrant does hereby incorporate by reference the contents of its Registration Statement on Form S-8 (No. 333-37323).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Act") and the Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 4. Description of Securities.

        Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 5. Interests of Named Experts and Counsel.

        Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 6. Indemnification of Directors and Officers.

        Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 7. Exemption from Registration Claimed.

        No response is required to Item 7 because restricted securities are not to be reoffered or resold pursuant to this registration statement.

Item 8. Exhibits.

        The following is a list of all exhibits filed as part of this registration statement or, as noted, incorporated by reference into this registration statement:

Exhibit No.	Description and Method of Filing
Exhibit 5.1	Opinion of Faegre & Benson LLP on legality of stock offered.
Exhibit 23.1	Consent of Gordon Hughes and Banks, LLP.
Exhibit 23.2	Consent of KPMG LLP.
Exhibit 23.3	Consent of Faegre & Benson LLP (Included in Exhibit 5.1).

Item 9. Undertakings.

        Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on October 29, 2004.

ENCISION INC.
By:	/s/ JOHN R. SERINO John R. Serino President & Chief Executive Officer (Principal Executive Officer)

        In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated, on October 29 2004.

Signature	Title

/s/ JOHN R. SERINO John R. Serino	President, Chief Executive Officer, and Director
/s/ MARCIA A. MCHAFFIE Marcia A. McHaffie	Controller and Corporate Secretary; (Principal Accounting Officer and Principal Financial Officer)
/s/ ROBERT H. FRIES Robert H. Fries	Director
/s/ VERN D. KORNELSON Vern D. Kornelson	Director
/s/ DAVID W. NEWTON David W. Newton	Director
/s/ ROGER C. ODELL Roger C. Odell	Director

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Explanatory Note
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registrant Information and Employee Plan Annual Information.
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference .
  Item 4. Description of Securities .
  Item 5. Interests of Named Experts and Counsel .
  Item 6. Indemnification of Directors and Officers .
  Item 7. Exemption from Registration Claimed .
  Item 8. Exhibits .
  Item 9. Undertakings .
SIGNATURES